Exhibit 99.4

PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 29, 2017	January 31, 2016

Cash flows from operating activities:
Net income	$4,510	$23,501
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,965	20,628
Gain on sale of investment	-	(8,785)
Changes in assets, liabilities and other	6,064	8,044

Net cash provided by operating activities	31,539	43,388

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,600)	(21,539)
Acquisition of Business	(5,400)	-
Proceeds from sale of investments	-	8,785
Other	(396)	193

Net cash used in investing activities	(15,396)	(12,561)

Cash flows from financing activities:
Repayments of long-term borrowings	(1,343)	(2,437)
Proceeds from share-based arrangements	1,113	2,063
Other	(16)	-

Net cash used in financing activities	(246)	(374)

Effect of exchange rate changes on cash	(275)	(4,876)

Net increase in cash and cash equivalents	15,622	25,577
Cash and cash equivalents, beginning of period	314,074	205,867

Cash and cash equivalents, end of period	$329,696	$231,444